UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2016
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2016, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company’s stockholders approved a proposal to re-elect the following three Class III directors to the Company’s Board of Directors, each to hold office until the 2019 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Jeffery T. Fisher	72,890,196	4,462,356	21,898,919
David C. Peterschmidt	72,867,635	4,484,917	21,898,919
Robert A. Lento	75,380,311	1,972,241	21,898,919

Proposal 2: The Company’s stockholders approved a proposal to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016, with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,765,249	325,042	161,180	0

Proposal 3: The Company’s stockholders approved the Amended and Restated 2007 Equity Incentive Plan with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,440,204	25,853,860	58,488	21,898,919

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
Dated: June 10, 2016	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary